EXHIBIT 10.2

REORGANIZED PUBLICCO SERVICES AGREEMENT

This Reorganized PublicCo Services Agreement (this “Agreement”), dated as of December 7, 2023 (“Effective Date”), is made by and between Capstone Green Energy Holdings, Inc. (f/k/a Capstone Turbine International, Inc.), a Delaware corporation (“Reorganized PublicCo”), and Capstone Green Energy LLC, a Delaware limited liability company (“New Subsidiary” and together with Reorganized PublicCo, the “Parties” and each a “Party”).

WHEREAS, Reorganized PublicCo and certain of its affiliates have jointly proposed that certain Joint Prepackaged Chapter 11 Plan of Reorganization of Capstone Green Energy Corporation and Its Debtor Affiliates, filed on September 28, 2023, which contemplates the reorganization and restructuring of the aforementioned parties (as amended, supplemented or modified from time to time, the “Plan”);

WHEREAS, as of the date hereof, Reorganized PublicCo holds a majority of the issued and outstanding equity interests of New Subsidiary;

WHEREAS, as of the date hereof, Reorganized PublicCo is publicly traded and listed on the Nasdaq stock exchange;

WHEREAS, in connection with being a publicly traded company, Reorganized PublicCo incurs audit, board and executive compensation expenses (the “PublicCo Expenses”); and

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE in connection with the foregoing recitals, which are hereby incorporated in this Agreement, and the mutual covenants contained in this Agreement, the Parties, intending to be legally bound hereby, do agree as follows:

1.Expense Reimbursement. New Subsidiary hereby agrees to reimburse Reorganized PublicCo for, and Reorganized PublicCo hereby agrees to accept reimbursement for, the PublicCo Expenses, in each case upon the terms and subject to the conditions set forth herein.
2.Term and Termination. The term of this Agreement (the “Term”) shall commence on the date hereof and shall terminate in its entirety upon the earliest of: (a) the consummation of a direct or indirect Change of Control (as defined in the Amended and Restated Limited Liability Company Agreement of New Subsidiary, dated on or about the date hereof (the “LLC Agreement”)); (b) 30 days following written notice provided by either party to the other Party providing for the termination of this Agreement; or (c) a date mutually agreed upon in writing by Reorganized PublicCo and New Subsidiary.
3.Scope of Services. During the Term, Reorganized PublicCo shall provide certain services to New Subsidiary, in its capacity as a majority equity holder of New Subsidiary, as consideration for the PublicCo Expenses, which services shall be reasonably determined by Reorganized PublicCo and New Subsidiary from time to time (the “Services”).
4.Services Fee and Payment. In consideration of the Services provided by Reorganized PublicCo, New Subsidiary shall pay Reorganized PublicCo a fee, to be determined in accordance with this Section 4 (the “Services Fee”), which fee shall be paid quarterly or at such other time intervals as reasonably agreed by the Parties from time to time (any such time interval, a “Fee Period”). The Services Fee for each Fee Period shall be limited to reasonable and documented PublicCo Expenses actually incurred during such Fee Period. As promptly as practicable following the end of each Fee Period, Reorganized PublicCo shall provide an invoice to New Subsidiary for the Services Fee which invoice shall include a calculation of the Services Fee for the PublicCo Expenses actually incurred during such Fee Period. The Services Fee shall be payable by New Subsidiary no later than 30 calendar days following receipt of such invoice for such Fee Period. Notwithstanding anything to the contrary herein, the Services Fee for fiscal year 2023 shall not exceed $2,500,000.00, in the aggregate (the “Services Fee Cap”), which amount shall be prorated based on the number of days in such fiscal year following the execution of this Agreement. Effective as of April 1 of each year, beginning with April 1, 2024, the Services Fee Cap shall increase for each fiscal year by an amount equal to the greater of (a) 3.5000% and (b) the Consumer Price Index, as set by the U.S. Bureau of Labor Statistics and available on March 31 of each year; provided, that such increase effective on April 1, 2024 shall be equal to 1.7500%. For the avoidance of doubt, New Subsidiary shall directly pay all employee and officer compensation and related expenses, including for Reorganized PublicCo’s named executive officers, whether related to the provision of the Services or otherwise, and such compensation and related expenses shall not be counted for purposes of determining whether the Services Fee Cap has been reached. Any payment of the Services Fee shall be subject to the terms and conditions of the LLC Agreement.
5.Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the Parties, written or oral, with respect to such subject matter.
6.Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the Parties may be transferred or assigned by any Party without the prior written consent of the other Party. Any attempted transfer or assignment in violation of this Section 6 shall be void.
7.Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
8.Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
9.Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

10.Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of any laws of any jurisdiction other than the State of Delaware. The Parties agree that any legal action or proceeding with respect to any obligations under this Agreement may be brought in any state or federal court located in the State of Delaware. By the execution and delivery of this Agreement, each of the Parties submit to and accept, generally and unconditionally, the non-exclusive jurisdiction of those courts. Each Party hereby waives any claim that the State of Delaware is not a convenient forum or the proper venue for any such suit, action or proceeding.

11.Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such party has considered the implications of this waiver; (c) such party makes this waiver voluntarily; and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.

12.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by electronic transmission (including .pdf signature or DocuSign) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

13.No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

14.No Punitive Damages. None of the Parties shall be liable to the other party hereto under this Agreement for punitive damages of any kind.

15.Interpretation and Rules of Construction. Words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires. The terms “hereof,” “herein,” “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “includes” and the word “including” and words of similar import shall be deemed to be followed by the words “without limitation.” Section references are to the Sections of this Agreement unless otherwise specified.

16.No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

17.Subject to the Plan. This Agreement is being executed and delivered pursuant to, and is subject to and shall be governed by the terms and conditions of, the Plan. Nothing in this Agreement is intended to or shall be deemed to amend, modify, supplement, or limit in any manner any of the covenants, agreements, rights, or obligations of the Parties under the Plan. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Services Agreement as of the Effective Date.

CAPSTONE GREEN ENERGY HOLDINGS, INC.

By:/s/ John Juric

Name:John Juric

Title: Chief Financial Officer (Principal Financial

Officer) Treasurer and Secretary

CAPSTONE GREEN ENERGY LLC

By: /s/ John Juric

Name: John Juric

Title:Executive Vice President, Chief Financial

Officer and Secretary

[Signature Page to Reorganized PublicCo Services Agreement]